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                         SSI Investment Management Inc.

                                 Code of Ethics

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                                  INTRODUCTION

This Statement of Policies and Procedures (this "Statement") addresses the responsibilities of the employees of SSI Investment Management Inc. concerning regulatory, compliance and operational issues that apply to the Firm and its Employees. The Statement does not attempt to describe every requirement relating to these activities, but summarizes some of those issues and establishes general policies and procedures that apply to all Employees.

A.   General Procedures.

     On receiving this Statement, each Employee must sign a Certificate of Receipt of this Statement, in the form attached as Exhibit A. The Certificate acknowledges that the Employee has received and understands this Statement and includes the Employee's agreement to comply with it. At the same time, each new Employee also must complete an Employee Questionnaire in the form attached as Exhibit E. Thereafter, each Employee must immediately notify the Chief Compliance Officer "CCO" if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect.

     On receiving this Statement, each Employee must disclose, on an Initial Holdings Report, in the form attached as Exhibit B, all of his or her, and his or her Family Members', Proprietary Accounts and list all securities in which the Employee or any of his or her Family Members has any Beneficial Ownership and must obtain, on a Personal Securities Trading Request, in the form attached as Exhibit D, prior approval of all securities transactions for such Proprietary Accounts from a Personal Trading Authorizer.

     Quarterly and Annually, each Employee must sign a Certificate of Compliance, in the form attached as Exhibit C, certifying that he or she has complied in all respects with this Statement and updating any information that is not current or complete.

B.   Chief Compliance Officer.

     Employees who have questions about this Statement should contact the CCO. The CCO is competent and knowledgeable regarding the Advisers Act and has full responsibility and authority to enforce and further develop this Statement.

C.   Annual Review.

     The Firm's board of directors, its executive officers and the CCO review this Statement annually to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in the Firm's or its affiliates' activities and any changes in the Advisers Act or applicable regulations. Interim reviews may be conducted to respond to significant compliance events, changes in business arrangements and regulatory developments.

D.   Definitions.

     To make it easier to review and understand these policies and procedures, some terms are defined below:

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Beneficial Ownership" of a security by a person means the person:

     1. Directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (a) any pecuniary, financial or other interest in that security, (b) voting power, which includes the power to vote, or to direct the voting of, that security, or (c) investment power, which includes the power to dispose, or to direct the disposition, of that security; or

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     2.   Provides any investment advice regarding that security; or

     3. Has the right to acquire that security within sixty days, through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (d) the automatic termination of a trust, discretionary account or similar arrangement, or (e) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

          "Client Account" means any client or Investment Fund as to which or for whom the Firm provides investment advisory services.

          "Chief Compliance Officer", ("CCO") means Syed Mehdi (or his designated substitute or successor).

          "Discretionary Account" means any Client Account that has granted the Firm (a) discretionary proxy voting authority, or (b) discretionary investment authority without expressly retaining proxy voting authority. All Investment Funds are Discretionary Accounts.

          "Employee" means each person (whether or not such person is an employee of the Firm), who, in connection with his or her regular functions or duties on behalf of the Firm, or as a result of his or her ownership or control of the Firm, makes, participates in or obtains information concerning securities transactions contemplated, proposed or made for any Client Account.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Family Members" of an Employee, means his or her spouse, minor children and any relative living with him or her and any other person to whom he or she contributes support.

          "Firm" means SSI Investment Management Inc. and each of its affiliates that is engaged in the business of providing investment advisory services or serving as the general partner or manager of an Investment Fund.

          "FCM" means futures commission merchant.

          "ICA" means the Investment Company Act of 1940, as amended.

          "Investor" means an investor in an Investment Fund.

          "Investment Fund" means any United States or non-United States investment fund or pool of which the Firm of one of its affiliates serves as investment adviser, general partner or both.

          "Proprietary Account" means (1) a securities investment or trading account held in the name of an Employee or any of his or her Family Members, or of which that Employee or any of his or her Family Members has Beneficial Ownership, or (2) a proprietary investment or trading account maintained for the Firm or its Employees. The term "Proprietary Account" does not include any account that is a Client Account, even if such Account belongs to an Employee or his or her Family Member.

          "SEC" means the United States Securities and Exchange Commission.

          "Security" means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. When used with respect to an Employee's or his or her Family Member's Proprietary Account, "security" does not include shares of open-end investment

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          companies registered under the ICA that are not affiliated with the
          Firm, securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit or commercial paper.

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                                 INSIDER TRADING

A.   Policy Statement on Insider Trading.

     The Firm is in the business of obtaining and analyzing information about companies and their securities to give the Firm the basis for profitably trading and recommending investments in securities. Generally, such investigation and analysis help investors to make informed investment decisions, which is one of the goals of the federal securities laws. It is illegal, however, to trade or recommend trades in a security while using or even, in some cases, while merely possessing, material, nonpublic information about that security or its issuer. It is the policy of the Firm to conduct its business in full compliance with the law, and to ensure that its Employees do so.

     This Statement applies to the Firm and all of its Employees. Each Employee should review this Statement carefully. Any questions should be directed to the CCO.

     1. Although the law concerning insider trading is evolving, it generally prohibits:

     . Trading in securities by an insider while in possession of material, nonpublic information;

     . Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or was misappropriated; and

     . Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called "tipping").

     The Firm forbids any of its Employees from:

               (i) trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information;

               (ii) communicating material, nonpublic information to others in violation of the law; or

               (iii) knowingly assisting someone engaged in these activities.

     All information relating to the Firm's activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential. Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the CCO, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of our business.

     2.   Background.

          The SEC is responsible for enforcing the federal securities laws. State laws generally correspond to the federal laws and impose additional obligations and liabilities. The federal statutes that are most frequently the basis for SEC investigations and prosecutions are Exchange Act section 10(b) and SEC Rule 10b-5 promulgated thereunder. These are the general antifraud provisions of the federal securities laws. Among other things, Rule 10b-5 prohibits insider trading, which has been given high priority in SEC enforcement efforts over the last 20 years.

          In 1984, Congress passed the Insider Trading Sanctions Act ("ITSA") to help the SEC enforce insider trading laws. Prior to ITSA, the SEC's primary remedies for fraudulent activity were injunctions and

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          disgorgement of illicit profits. ITSA gave the SEC a new tool against insider trading violators -- civil penalties of up to three times the profit realized or loss avoided. Some of the most notorious insider trading cases have been brought by the SEC under ITSA, including proceedings against Dennis Levine, Ivan Boesky and Michael Milken.

          In 1988, Congress enacted the Insider Trading Securities Fraud Enforcement Act ("ITSFEA"). ITSFEA made three fundamental changes in insider trading law. First, ITSFEA expanded the scope of persons who may be liable for insider trading to include employers, managerial and supervisory personnel and other controlling persons (collectively, "Controlling Persons"). Even if a Controlling Person does not trade while in possession of material, nonpublic information or tip such information, the Controlling Person may be civilly liable to the government in the amount of the greater of $1,000,000 or up to three times the profit realized or loss avoided by the person who made the illegal trades if the Controlling Person failed to take appropriate steps to prevent the violation. Second, ITSFEA requires registered broker-dealers and investment advisers to adopt, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information. Third, ITSFEA permits contemporaneous traders to bring private suits for damages against insider trading violators and their Controlling Persons.

          In 1990, Congress passed the Securities Law Enforcement Remedies Act, further strengthening the SEC's arsenal in detecting, deterring and punishing securities law violations.

     3.   Key Terms and Concepts.

          "Insiders" of a company are generally its officers, directors, employees and controlling shareholders. In addition, persons outside a company who gain inside information in the course of dealings with that company may be considered "temporary insiders" of the company and thus be bound by the same legal restrictions as traditional insiders. For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the company on an ongoing basis or in major corporate transactions are insiders for purposes of insider trading laws. Under this analysis, the Firm and its Employees can become temporary insiders of a company if the Firm advises or performs other services for the company. IF YOU RECEIVE MATERIAL, NONPUBLIC INFORMATION REGARDING A COMPANY THAT COMES DIRECTLY OR INDIRECTLY FROM ANY INSIDER (temporary or traditional), DO NOT TRADE IN THAT COMPANY'S SECURITIES IN YOUR PROPRIETARY ACCOUNTS OR FOR ANY CLIENT ACCOUNTS, AND DO NOT DISCUSS THE INFORMATION WITH ANY OTHER PERSON WITHOUT FIRST CONSULTING THE CCO, who may contact the Firm's legal counsel before determining how to proceed.

          "Tipping" is the disclosure of material, nonpublic information about a company or its securities to a third party, when such disclosure is not made strictly for corporate purposes. The disclosure may be made by an insider of the company, by one who has misappropriated the information from the company in question or from another person or company, or by anyone who received information traceable to an insider or one who has misappropriated the information. Those who disclose the information are called "tippers"; those who receive the information are called "tippees." If you trade on the basis of tipped information, you may incur criminal and civil liability, even if you receive the information second- or third-hand, or more remotely, if the other requirements for finding liability are present. The same legal standards apply to remote tippees. In addition, if you tip information to others, you may be liable for any profits gained or losses avoided by a tippee, even if you did not trade. IF SOMEONE TIPS INFORMATION TO YOU, DO NOT DISCLOSE THE INFORMATION TO ANYONE EXCEPT AS REQUIRED BY THIS STATEMENT. YOU AND THE FIRM MAY BE LIABLE IF ANYONE TRADES ON MATERIAL, NONPUBLIC INFORMATION RECEIVED FROM OR THROUGH YOU.

          Trading while in possession of certain nonpublic information is illegal if the information is "material". Material information is information about a company or its securities of such importance that it has substantial likelihood of altering the "total mix of information" regarding the company. It is information that, if generally known, would affect the market price of the security. Material information can relate to current events or to possible future events. When information relates to a possible future event, materiality is determined by balancing the probability that the event will occur and the anticipated

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          magnitude of the event in light of the totality of the company's activities. The more likely it is that an event will occur, the less significant the event needs to be for the information to be deemed material; the more significant the event, the less likely the probability of its occurrence needs to be for the information to be deemed material. Whether a particular item of information is material may depend on how specific it is, the extent to which it differs from public information, and its reliability in light of its source, its nature, and the circumstances under which it was received.

          If a transaction in which you are involved becomes the subject of scrutiny by the SEC, the materiality of any inside information will be evaluated with 20/20 hindsight, and the mere fact that someone traded while in possession of the information will contribute to the conclusion that it was material. WHEN IN DOUBT, ASSUME INFORMATION IS MATERIAL.

          Information that Employees should consider material includes, among other things, information about earnings estimates; changes in previously released earnings estimates; manufacturing problems; changes in control or management; mergers; acquisitions; tender offers; joint ventures; changes in assets; major litigation; liquidity problems; significant new products, discoveries, services or contracts; the cancellation or loss of significant orders, products, services or contracts; change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report; events regarding the issuer's securities; defaults on senior securities; calls of securities for redemption; repurchase plans; stock splits or changes in dividends; changes to rights of security holders; public or private sales of additional securities; and bankruptcies or receiverships.

          Material information can also relate to events or circumstances affecting the market for a company's securities. For example, a reporter for the Wall Street Journal was criminally liable for disclosing to others the dates that articles about various companies would be published in The Wall Street Journal and whether those reports would be favorable or not.

          You should refer any questions concerning whether certain information is material to the CCO, who may contact the Firm's legal counsel before determining how to proceed.

          "Nonpublic" information is information that has not been disseminated in a manner that makes it available to public investors generally. If information is being disseminated to traders generally by brokers, FCMs and institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from an insider. Information that has been selectively disclosed to a few analysts or investors is not public. Public information is information that has been disclosed in a manner sufficient to ensure that it is available to the investing public, such as by disclosure in a report filed with the SEC or publication in the Dow Jones broad tape, Reuters Economic Services, the Associated Press or United Press International wire services, newspapers of general circulation in New York City, or, if the subject company's operations or stockholders are geographically localized, in local news media, or the electronic media. When information becomes public, persons who were aware of the information when it was nonpublic must wait to trade until the market absorbs the information. The waiting period is at least twenty-four hours, and in some situations longer. You should refer any questions concerning whether certain information has become public to the CCO, who may consult with the Firm's legal counsel before determining how to proceed.

          "Misappropriation" is a basis for insider trading liability that is established when trading occurs based on material, nonpublic information that was misappropriated from another person. This theory can and has been used to reach a variety of individuals who are not traditional or temporary insiders. The Wall Street Journal reporter mentioned above was found by the U.S. Supreme Court to have defrauded the Wall Street Journal when he misappropriated information about upcoming articles from the Wall Street Journal and used the information for trading in the securities markets. Similarly, a partner in a law firm was held to use a "deceptive device" in violation of Exchange Act section 10(b) by misappropriating information from his law firm and the law firm's client, in breach of his fiduciary duty owed to this law firm and the client, by trading in securities of a company regarding which the client was preparing a tender offer.

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     4.   Penalties for Insider Trading.

          Penalties for trading on or tipping of material, nonpublic information are severe and may include:

          a)   civil injunction

          b)   disgorgement of the profit gained or the loss avoided

          c) civil penalty of up to three times the profit gained or the loss avoided

          d) criminal fine of up to $5 million for an individual or $25 million for an entity (in addition to civil penalties based on the profit gained or the loss avoided)

          e)   jail time of up to 20 years

          A company or any manager or supervisor who fails to take adequate steps to prevent illegal trading on, or tipping of, material, nonpublic information is subject to similar penalties. Persons guilty of insider trading violations, whether through actual trading, tipping, or failing to supervise, are also open to private suits for damages by contemporaneous traders in the market.

          In addition, any violation of this Statement may result in serious sanctions by the Firm, including dismissal for cause, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not any such violation also constitutes a violation of law. Furthermore, the Firm may initiate or cooperate in civil or criminal proceedings against any Employee relating to or arising from any such violation.

          Any SEC investigation, even one that does not result in criminal or civil prosecution, can irreparably damage the Firm's reputation and an individual's career. It is essential to avoid even the appearance of impropriety.

B.   Procedures to Implement the Firm's Policies against Insider Trading.

     The Firm has established the following procedures to help Employees avoid insider trading, and to help the Firm to prevent, detect and impose sanctions against insider trading. Every Employee must follow these procedures. If you have any questions about the procedures, you should consult the CCO.

     1.   Identify Material, Nonpublic Information.

          Before trading for yourself or others (including Proprietary Accounts or Client Accounts) in the securities of a company about which you may have received potential inside information, consider the following questions:

          a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information affect the market price of the securities if it were generally known? Could this information cause investors to change their trading?

          b) Is the information nonpublic? To whom has it been provided? Has it been filed with the SEC? Has it been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services or electronic media?

     2.   Avoid Using or Disclosing Material, Nonpublic Information.

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          If you believe that you may have come into possession of material, nonpublic information, or if you believe the Firm's activities may have created material, nonpublic information, you should take the following steps:

          a) Immediately cease all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm, Client Accounts and Proprietary Accounts. In addition, after you receive the information, there should be no trades in securities of the company in question in the accounts of your Family Members or other relatives, business associates, or friends.

          b) Immediately cease recommending any transaction in any of the securities of the company in question to anyone, including Client Accounts, other Employees, Family Members and other relatives, business associates and friends. This prohibition includes making any comment about the company that could in any way be interpreted as a recommendation. Do not solicit clients or potential clients to buy or sell the securities of the company in question.

          c) Do not discuss the material, nonpublic information with anyone except as required by this Statement. Do not refer to the information in hallways, elevators, stairways, restaurants, taxis or any other place where you may be overheard.

          d) Immediately inform the CCO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

     3.   Restrict Access to Material, Nonpublic Information.

          If appropriate, the Firm may adopt some or all of the following procedures while anyone in the Firm is in possession of material, nonpublic information. The Firm may use additional measures to address specific situations.

          a) Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within the office, keeping them off desk tops and conference tables when not in use, shredding them on disposal, and other measures to protect them from being read accidentally by anyone without a lawful need to know the information.

          b) Restrictions on physical access to areas of the Firm where material, nonpublic information may be discussed or stored, including locking file cabinets and doors and a system of visitor passes or other restrictions for non-Employees.

          c) Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained.

          d) Trading restrictions, including temporary Firm-wide bans on trading in the securities to which the material, nonpublic information relates or management review of all Employee trades in certain securities.

     4.   Contacts with Third Parties.

          Employees should direct requests for information from third parties such as the press and analysts to the CCO, who may consult with the Firm's legal counsel before determining how to proceed.

C.   Employee or Family Member Serving as Director, Officer or Consultant.

     From time to time, an Employee may serve as a director of a company in which the Firm has a securities position, to monitor, preserve, protect or enhance the value of the position for the benefit of Client Accounts or for other similar purposes. In addition, from time to time, Family Members of Employees may serve as

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     directors, officers or consultants for companies in which the Firm has a securities position. During these periods, the Firm may take additional precautions to ensure that inadvertent violations do not occur and to avoid the appearance of impropriety.

     1.   Notice.

          An Employee must inform the Firm immediately if the Employee or any of his or her Family Members serves or is about to serve as a director, officer or consultant of a company that issues securities.

     2. Restrictions on Trading Without Advance Approval or During Black-Out Periods.

          When an Employee or a Family Member of an Employee serves as a director, officer or consultant of a company, the following procedures apply:

          a) No Employee or Family Member of that Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account without the prior consent of the CCO, who may consult with the Firm's legal counsel.

          b) No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account during any "black-out" period or similar period of trading restrictions established by the subject company and applicable to its directors, officers or consultants.

D.   Client Serving as Director, Officer or Consultant.

     From time to time, a client of the Firm may serve as a director, officer or a consultant for companies in which the Firm or an Employee has a securities position. During these periods, the Firm may take additional precautions to insure that inadvertent violations do not occur and to avoid the appearance of impropriety.

     1.   Notice.

          An Employee must inform the Firm immediately if

          a) the Employee becomes aware that any client of the Firm serves or is about to serve as a director, officer or consultant to any company that issues securities that are publicly traded or

          b) the Employee obtains any material, nonpublic information from such a client.

     2. Restrictions on Trading Without Advance Approval or During Blackout Periods.

          When a client of the Firm serves as a director, officer or consultant of a company, the Firm may require procedures such as those set forth above regarding advance approval in "blackout" periods for trading in securities of the company for which the client serves as a director, officer or consultant.

E.   Supervisory Procedures.

     The Firm's supervisory procedures have two objectives: preventing insider trading and detecting insider trading.

     1.   Preventing Insider Trading.

          To prevent insider trading, the Firm is taking steps, such as adopting and implementing this Statement, to familiarize Employees with the nature of insider trading and with the Firm's policies and procedures relating to insider trading. The Firm also will review this Statement on a regular basis and update it as necessary. The Firm has designated the CCO as the person responsible for answering questions about

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          material, nonpublic information and insider trading and tipping. The
          Firm will help Employees to determine whether information is material and nonpublic.

          If the Firm determines that an Employee has material, nonpublic information, the Firm will take the measures described above to prevent dissemination of such information and restrict trading in the securities to which the information relates and access to the information. Finally, the Firm will advise Employees when and if it is permissible to trade in such securities. Generally, a reasonable period (at least 24 hours) must pass for the marketplace to have an opportunity to evaluate and respond to the information before trading will be permitted.

     2.   Detecting Insider Trading.

          To detect insider trading, the Firm has adopted the policies and procedures relating to personal securities transactions by the Firm's Employees and Family Members set forth in Part II. You should direct any questions about these policies and procedures or how they apply in particular situations to the CCO.

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                        PERSONAL SECURITIES TRANSACTIONS

A.   Personal Trading Accounts and Reports.

     1. On receiving this Statement, each Employee must identify to the CCO all of the Employee's and the Employee's Family Members' Proprietary Accounts, unless the Employee has already done so. The Employee also must provide to the Firm an Initial Holdings Report disclosing the securities held in each Proprietary Account. The form of Initial Holdings Report is attached as Exhibit B.

     2. Each Employee must arrange for duplicate copies of all brokerage statements relating to each of his or her Proprietary Account (except statements with respect to proprietary accounts holding only open ended mutual funds that are not affiliated with SSI or any of SSI's affiliates.) to be sent promptly and directly by the brokerage firm or other financial institution where the Proprietary Account is maintained to the Firm, to the attention of the CCO. In the alternative, Employees may close all Proprietary Accounts and trade only through a Proprietary Account at the Firm's primary broker if the Employee authorizes the primary broker to provide such information to the Firm.

     3. Each Employee must report to the CCO any private securities transactions that are not carried out through brokerage accounts.

     4. Prior to arranging a personal loan with a broker, FCM, bank or other financial institution that will be collateralized by securities in a Proprietary Account, an Employee or other borrower must obtain the approval of the CCO.

     5. Quarterly, each Employee must certify to the Firm that he or she has complied with this Statement during the quarter. The Employee must certify that all security transactions are reflected in the account statements provided to the Firm during the period and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached to this Statement as Exhibit C.

     6. Annually, each Employee must certify to the Firm that he or she has complied with this Statement. The Employee must certify that all security transactions are reflected in the account statements provided to the Firm during the year and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached as Exhibit C.

B.   Personal Trading Approvals.

     No securities transactions for Proprietary Accounts may be effected without the prior approval of a Personal Trading Authorizer Any transaction may be cancelled at the end of the day by the CCO or allocated to a Client Account at the CCO's discretion. This policy applies equally to securities acquired in initial public offerings and private placements. This policy does not apply to (1) closed-end mutual funds, with the exception of SPDRs, iShares (other than those referenced under the "International/Regional" or "Fixed Income" tabs on the iShares.com website) and QQQs, (2) publicly-traded options, futures, futures options on market indices or baskets of securities (including exchange-traded funds, except with respect to the exchange-traded funds specified in clause (1) of this paragraph) and futures contracts and mini contracts on the S&P 500 and Russell 2000. The CCO and the Personal trading Authorizers cannot approve any transaction for their own Proprietary Accounts. The form of Personal Securities Trading Request is attached as Exhibit D. The CCO or the CCO's Substitute will notify the Employee promptly of approval or denial of clearance to trade. If an Employee receives approval to trade a security, he or she must complete that trade not later then the close of trading on the second trading day following the approval.

SSI Investment Management Inc.                                                12
Issued 2/23/05
$$/BREAK/$$END

     In general, the Personal Trading Authorizers will not approve the sale of a Security that has not been held at least 30 days in a Proprietary Account.

     When an Employee recommends that a security be bought or sold for a Client Account, the Employee must disclose to the CCO if a position in that security is then held in any of the Employee's Proprietary Accounts. The CCO may restrict the Employee from buying or selling that security for any Proprietary Account until a specified period of time after the orders for Client Accounts have been filled and there is no buying or selling program in progress.

C.   Review of Personal Trading Information.

     All statements and other information will be reviewed to monitor compliance with this Statement. The Firm reserves the right to require an Employee to reverse, cancel or freeze, at the Employee's expense, any transaction or position in a security if the Firm believes such transaction or position might violate this Statement or appears improper. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

D.   Client Priority.

     Employees must give first priority to all purchases and sales of securities for Client Accounts before executing transactions for Proprietary Accounts, and must conduct their personal trading in a manner that does not conflict with the interests of any Client Account. Although it is not possible to list all potential conflicts of interest, each of the following acts always is prohibited:

     1. Knowingly purchasing securities for Proprietary Accounts, directly or indirectly, without making a good faith determination whether those securities are appropriate for investment by a Client Account and, if they are appropriate, without equitably allocating the investment to Client Accounts first, on the basis of such considerations as available capital and current positions, and then to Proprietary Accounts;

     2. Knowingly purchasing or selling securities for Proprietary Accounts, directly or indirectly, in a way that adversely affects transactions in Client Accounts;

     3. Using knowledge of securities transactions by a Client Account to profit personally, directly or indirectly, by the market effect of such transactions; and

     4. Giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a Client Account, except to the extent necessary to effectuate such transactions or with the approval of the CCO.

     In addition, Client Accounts always must receive the best price, in relation to Proprietary Accounts, in transactions on the same day.

E.   Front Running.

     Without the prior written approval of the CCO, no Employee may execute a transaction in a security for a Proprietary Account if the Employee is aware or should be aware that an order for a Client Account for the same security, same way, remains unexecuted or the Firm is considering same-way trades in the security for Client Accounts. Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying security for a Client Account ("inter-market front running") are subject to the same restrictions.

F.   Restricted List.

SSI Investment Management Inc.                                                13
Issued 2/23/05
$$/BREAK/$$END

     Certain transactions in which the Firm engages or other circumstances may require, for either business or legal reasons, that any Client Accounts or Proprietary Accounts do not trade in certain securities for specified periods. A security will be designated as "restricted" if the Firm is purchasing or selling or considering purchasing or selling that security for Client Accounts, is involved in a transaction that places limits on the aggregate position held by Client Accounts or Proprietary Accounts in that security, or if trading in a security should be restricted for any other reason. Such securities will appear on a restricted list (the "Restricted List") that will be circulated to all Employees by the CCO. The Restricted List is confidential and no information about the Restricted List may be disclosed to anyone outside of the Firm.

     All Employees should consult the Restricted List before placing any order for the purchase or sale of securities. No Employees may engage in any trading activity with respect to a security, or an option, derivative or convertible instrument related to that security, while that security is on the Restricted List, and for two days after it has been removed from the Restricted List, except with the prior written approval of the CCO.

G.   Principal Transactions.

     Neither the Firm nor an Employee may engage in principal transactions between a Proprietary Account and a Client Account without first obtaining the prior written approval of the CCO and the written consent of the Client Account.

H.   Private Placements.

     As in the case of publicly traded securities, neither an Employee nor any of his or her Family Members may acquire Beneficial Ownership of any security in a private placement without the prior approval of the CCO. The form of Personal Securities Trading Request is attached as Exhibit D. The Personal Trading Authorizer will promptly notify the Employee of approval or denial of clearance to trade. If an Employee receives approval to trade a security he or she must complete that trade not later then the close of trading on the second trading day following the approval.

I.   Initial Public Offerings.

     Neither an Employee nor any of his or her Family Members may acquire any Beneficial Ownership of any security in an initial public offering without the prior approval of a Personal Trading Authorizer. The form of Personal Securities Trading Request is attached as Exhibit D. The Personal Trading Authorizer will promptly notify the Employee of approval or denial of clearance to trade. If an Employee receives approval to trade a security he or she must complete that trade not later then the close of trading on the second trading day following the approval.

J.   Manipulative Practices.

     Section 9(a)(2) of the Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

     These prohibitions against manipulative trading practices mean that no Employee should, alone or with others, for either a Client Account or a Proprietary Account, engage in trading or apparent trading activity in a security for the purpose of:

     1.   Inducing the purchase or sale of such security by others; or

     2. Causing the price of a security to move up or down, and then taking advantage of such price movement by buying or selling the security at the "artificial" price.

SSI Investment Management Inc.                                                14
Issued 2/23/05
$$/BREAK/$$END

     Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause security prices to rise or fall without violating securities laws. Section 9(a)(2) prohibits activity that has the purpose of affecting the price of a security artificially through trading or apparent trading, not otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

SSI Investment Management Inc.                                                15
Issued 2/23/05
$$/BREAK/$$END

                            CODE OF EMPLOYEE CONDUCT

A.   Outside Activities.

     All outside activities of an Employee that involve a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must be approved in advance by the CCO. The CCO may require full details about the outside activity, including the number of hours involved and the compensation to be received. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

B.   Conflicts of Interest.

     It is a violation of an Employee's duty of loyalty to the Firm for that Employee, without the prior written consent of the CCO, to:

     1. Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

     2. Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account; or

     3. Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, financial or related business, except for Beneficial Ownership of not more than 4.9 percent of the outstanding securities of any business that is publicly owned.

C.   Communications.

     Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

D.   Protection of Client Assets.

     No Employee shall use client assets for his or her own purpose or benefit or receive client assets for any reason. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client assets should immediately (and in any event within two days) return such assets to the person from whom they came.

E.   Confidentiality, Proprietary Data and Privacy of Customer Personal
     Information.

     1. Proprietary Data; Confidentiality. Any information regarding advice furnished by the Firm to Client Accounts, the Firm's recommendations and analyses and other proprietary data or information about the Firm or Client Accounts is strictly confidential and may not be revealed to third parties. Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, is grounds for an Employee's immediate dismissal. This confidentiality obligation continues even after the termination of employment.

SSI Investment Management Inc.                                                16
Issued 2/23/05
$$/BREAK/$$END

     2. Privacy of Customer Personal Information -- Information Security Program. It is the Firm's policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of financial records and other nonpublic personal information concerning Client Accounts (including in each case, Investors, if applicable, potential Client Accounts and Investors and former Client Accounts and Investors). This includes protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information.

          a) The Firm has designated the CCO to coordinate its information security program. In so coordinating the program, the CCO may (i) assess existing risks to nonpublic personal information, (ii) develop ways to manage and control these risks, (iii) monitor third-party service provider arrangements to ensure information security, and (iv) test and revise the program in light of relevant changes in technology and threats to Client Account and Investor information.

          b) Identifying Internal and External Risks to Customer Information. The CCO and/or the Network Administrator reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of customer information, including risks relating to (i) Employee training, (ii) changes to the Firm's information systems, including network and software design, information processing, storage, transmission and disposal, and (iii) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The CCO assesses the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The CCO meets periodically with Employees to review and implement the program and is available to answer questions regarding the program.

          c) Information Safeguards. Employees may not disclose the identity, affairs or investments, or other personal information, of any Client Account or Investor, potential Client Account or Investor or former Client Account or Investor to anyone outside of the Firm, except as may have been authorized by the client or Investor or as may be required in servicing the Client Account or Investor (such as disclosure to a brokerage firm at which such Client Account is held) or for the business of the Firm (such as to the Firm's auditors and lawyers or as required by law). Employees should direct to the CCO any questions about whether information is confidential or any disclosure is permitted. This confidentiality obligation continues even after the termination of employment.

               To protect the confidentiality of the Firm's confidential and proprietary information and the confidentiality of existing, former or potential Client Accounts and Investors, Employees should take the following additional security precautions:

               . Documents containing confidential and proprietary information may not be taken from the Firm's offices without the prior consent of the CCO, and any copies removed from the Firm's offices must be returned promptly. Photocopies of confidential and proprietary information may be made only as required, and all copies and originals of such documents must be disposed of in a way that keeps the information confidential, such as shredding. When not in use, all paper copies of confidential and proprietary information must be kept off desk tops, conference tables or any other place where such copies would be visible to persons who are not authorized to have access to such information.

               . All computer drives containing confidential and proprietary information must be accessible only by the use of passwords issued by the Firm, and all authorized users of such computer drives must log off when leaving a terminal through which they are authorized to access any such computer drive.

               . Physical access to any non-electronic confidential and proprietary information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

SSI Investment Management Inc.                                                17
Issued 2/23/05
$$/BREAK/$$END

               The CCO and Network Administrator regularly tests and otherwise monitors the effectiveness of the Firm's information safeguards and revises them, as necessary. The Firm will notify Employees of any revisions to the safeguards.

          d) Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the Firm may provide access to confidential information to those third parties. If this occurs, the Firm will (i) include in the relevant agreements provisions protecting confidential information to the extent required by law, (ii) take reasonable steps to select and retain service providers that can maintain appropriate safeguards for the confidential information at issue and (iii) require these service providers to implement and maintain such safeguards. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the CCO.

F.   Evaluating and Updating of the Program.

     The CCO will evaluate and adjust the Firm's information security program in light of the results from testing and monitoring the program and any material changes to the Firm's operations, business arrangements or any other circumstances that may have a material effect on the Firm's information security program.

G.   Involvement in Litigation/Contacts with the Press.

     An Employee should advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority or the press. Employees should refer all inquiries from all regulatory authorities to the CCO. Employees should refer all inquiries from the press to the VP of Marketing/Client Service.

H.   Favoritism and Gifts.

     An Employee may not seek or accept gifts, favors, preferential treatment, or valuable consideration above $100 in aggregate annually from any one broker, FCM or other company or person involved in the securities industry. Limited exceptions to this policy may be made with the approval of the CCO.

I.   Registration, Licensing and Testing Requirements.

     Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee's duties and position. These requirements may arise under the Advisers Act, the Commodity Exchange Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, rules and regulations adopted by the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Department of Labor, state broker-dealer statutes and state investment adviser statutes.

J.   Qualification of Solicitors.

     The Firm complies with Advisers Act Rule 206(4)-3 regarding solicitation activities conducted by finders or solicitors on behalf of the Firm.

SSI Investment Management Inc.                                                18
Issued 2/23/05
$$/BREAK/$$END

                       EXHIBIT A - Certificate of Receipt
                      Statement of Policies and Procedures

I hereby certify that I have received and read the Statement of Policies and Procedures of SSI Investment Management Inc. I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation of such policies and procedures. I understand that such Statement is applicable to me. I agree to comply in all respects with such Statement.

                                        Signed:
                                                --------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Date:
                                              ----------------------------------

SSI Investment Management Inc.                                                19
Issued 2/23/05
$$/BREAK/$$END

                    EXHIBIT B - Securities Account Disclosure
                        Form and Initial Holdings Report

SSI Investment Management Inc.
357 North Canon Drive
Beverly Hills, CA 90210

Dear Chief Compliance Officer:

Attached are complete and accurate lists of (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, any relatives living with me and any other persons to whom I contribute support, or in which any of such persons has Beneficial Ownership* and (2) the securities owned in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities/+/.

I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the "Statement") of SSI Investment Management Inc. (the "Firm"). I agree to notify the Firm and obtain its consent before opening any new account that is within the description above. I agree to request that all brokerage firms or other financial institutions identified on the attachment furnish the Firm with copies of periodic brokerage statements and any other information concerning activity in any of the listed accounts.

This information is correct and complete as of____________________, 20______, which is the date I became an Employee of the Firm or the date I received the Statement.

                                        Signed:
                                                --------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Date:
                                              ----------------------------------

----------
/1/ "Beneficial Ownership" of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

/2/ "Securities" means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. "Securities" does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management Inc.                                                20
Issued 2/23/05
$$/BREAK/$$END

                   EXHIBIT B (continued) - List of Securities
                            and Commodities Accounts

                           AS OF______________, 20____

                                       FOR

                        ---------------------------------
                               [Name of Employee]

--------------------------------------------------------------------------------
 Registered in the Name of:   Financial/Brokerage Institution    Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If none, initial here:
                       ------------------.

SSI Investment Management Inc.                                                21
Issued 2/23/05
$$/BREAK/$$END

                 EXHIBIT B (continued) - Initial Holdings Report

                           AS OF______________, 20____

                                       FOR

                        ---------------------------------
                               [Name of Employee]

--------------------------------------------------------------------------------
                     Financial/Brokerage Institution
 Securities Owned    Where Securities Are Held          Account Name and Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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SSI Investment Management Inc.                                                22
Issued 2/23/05
$$/BREAK/$$END

                      EXHIBIT C - Certificate of Compliance

I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of SSI Investment Management Inc., or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

In particular, I have disclosed to the Firm the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any direct or indirect Beneficial Ownership/1/ over which any of such persons exercises control or provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities/2/, and I have disclosed to the Firm all transactions in such accounts through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

                                        Signed:
                                                --------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Date:
                                              ----------------------------------

----------
/1/ "Beneficial Ownership" of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

/2/ "Securities" means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. "Securities" does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management Inc.                                                23
Issued 2/23/05
$$/BREAK/$$END

                         EXHIBIT D - Personal Securities
                              Trading Request Form

Name:                                              Month/Year:
      --------------------------------------                   -----------------

--------------------------------------------------------------------------------
        Account            Stock/Company              Anticipated   Authorized
 Date   Number    Symbol       Name          Type     Trade Date     Signature
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
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                                            B     S
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                                            B     S
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                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
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                                            B     S
--------------------------------------------------------------------------------
                                            B     S
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                                            B     S
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                                            B     S
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                                            B     S
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SSI Investment Management Inc.                                                24
Issued 2/23/05
$$/BREAK/$$END

                       EXHIBIT E - Employee Questionnaire

     Name of Employee:

     Date of Completion of Questionnaire:

     Employee agrees immediately to notify the Chief Compliance Officer at SSI Investment Management, Inc. if any of foregoing information becomes inaccurate in any respect while Employee is employed by SSI Investment Management Inc. Italicized terms are defined at the end of this Questionnaire. One event may result in "yes" answers to more than one of the questions below.

                                                                                   Yes     No
                                                                                   ----------
A.   (1)  Have you ever:
          (a)  been convicted of or pled guilty or nolo contendere ("no
               contest") in a domestic, foreign or military court to any felony?   [ ]     [ ]
          (b)  been charged with any felony?....................................   [ ]     [ ]

     (2)  Based upon activities that occurred while you exercised control over it, has an organization ever:
          (a)  been convicted of or pled guilty or nolo contendere ("no
               contest") in a domestic or foreign court to any felony?..........   [ ]     [ ]
          (b)  been charged with any felony?....................................   [ ]     [ ]

B.   (1)  Have you ever:
          (a)  been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a
               misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting,
               extortion, or a conspiracy to commit any of these offenses?......   [ ]     [ ]
          (b)  been charged with a misdemeanor specified in B(l)(a)?............   [ ]     [ ]

     (2)  Based upon activities that occurred while you exercised control over it, has an organization ever:
          (a)  been convicted of or pled guilty or nolo contendere ("no contest") in a domestic or foreign court to a misdemeanor
               specified in B(l)(a)?...........................................    [ ]     [ ]
          (b)  been charged with a misdemeanor specified in B(l)(a)?............   [ ]     [ ]

C.   Has the U.S. Securities and Exchange Commission or the Commodity Futures
     Trading Commission ever:
     (1)  found you to have made a false statement or omission?.................   [ ]     [ ]
     (2)  found you to have been involved in a violation of its regulations or
          statutes?.............................................................   [ ]     [ ]
     (3)  found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or
          restricted?...........................................................   [ ]     [ ]
     (4)  entered an order against you in connection with investment-related
          activity?.............................................................   [ ]     [ ]
     (5)  imposed a civil money penalty on you, or ordered you to cease and
          desist from any activity?.............................................   [ ]     [ ]

D.   Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:
     (1)  found you to have made a false statement or omission or been
          dishonest, unfair or unethical?.......................................   [ ]     [ ]
     (2)  found you to have been involved in a violation of investment-related
          regulation(s) or statute(s)?..........................................   [ ]     [ ]
     (3)  found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or
          restricted?...........................................................   [ ]     [ ]
     (4)  entered an order against you in connection with investment-related
          activity?.............................................................   [ ]     [ ]
     (5)  denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an
          investment-related business or restricted your activities?............   [ ]     [ ]

E.   Has any self-regulatory organization or commodities exchange ever:
     (1)  found you to have made a false statement or omission?.................   [ ]     [ ]
     (2)  found you to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan
          approved by the U.S. Securities and Exchange Commission)?.............   [ ]     [ ]
     (3)  found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or
          restricted?...........................................................   [ ]     [ ]
     (4)  disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or
          restricting your activities?..........................................   [ ]     [ ]

F.   Has your authorization to act as an attorney, accountant or federal
     contractor ever been revoked or suspended?                                    [ ]     [ ]

SSI Investment Management Inc.                                                25
Issued 2/23/05
$$/BREAK/$$END

                                                                                   Yes     No
                                                                                   ----------
G.   Have you been notified that you are now the subject of any:
     (1)  regulatory complaint or proceeding that could result in a "yes" answer
          to any part of C, D or E?.............................................   [ ]     [ ]
     (2)  investigation that could result in a "yes" answer to any part of A, B,
          C, D or E?............................................................   [ ]     [ ]

H.   (1)  Has any domestic or foreign court ever:
          (a)  enjoined you in connection with any investment-related
               activity?........................................................   [ ]     [ ]
          (b)  found that you were involved in a violation of any
               investment-related statute(s) or regulation(s)?..................   [ ]     [ ]
          (c)  dismissed, pursuant to a settlement agreement, an
               investment-related civil action brought against you by a state or
               foreign financial regulatory authority?..........................   [ ]     [ ]

     (2)  Are you named in any pending civil action or other civil proceeding
          that could result in a "yes" answer to any part of H(1)?..............   [ ]     [ ]

I.   (1)  Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:
          (a)  is still pending, or;............................................   [ ]     [ ]
          (b)  resulted in an arbitration award or civil judgment against you,
               regardless of amount, or;........................................   [ ]     [ ]
          (c)  was settled for an amount of $10,000 or more?....................   [ ]     [ ]

     (2)  Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question
          I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of
          $10,000 or more?......................................................   [ ]     [ ]

     (3)  Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint, not otherwise reported under question I(1) or I(2) above, which:
          (a)  alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of
               $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith
               determination that the damages from the alleged conduct would be
               less than $5,000), or;...........................................   [ ]     [ ]
          (b)  alleged that you were involved in forgery, theft,
               misappropriation or conversion of funds or securities?...........   [ ]     [ ]

     (4)  Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:
          (a)  any investment or an investment-related business or activity?....   [ ]     [ ]
          (b)  fraud, false statement, or omission?.............................   [ ]     [ ]
          (c)  theft, embezzlement or other wrongful taking of property?........   [ ]     [ ]
          (d)  bribery, forgery, counterfeiting or extortion? ..................   [ ]     [ ]
          (e)  dishonest, unfair or unethical practices?........................   [ ]     [ ]

     (5)  Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?
          (a)  an investment or investment-related business or activity?........   [ ]     [ ]
          (b)  fraud, false statement, or omission?.............................   [ ]     [ ]
          (c)  theft, embezzlement or other wrongful taking of property?........   [ ]     [ ]
          (d)  bribery, forgery, counterfeiting or extortion?...................   [ ]     [ ]
          (e)  dishonest, unfair or unethical practices?........................   [ ]     [ ]

J.   Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
     (1)  violating investment-related statutes, regulations, rules or industry
          standards of conduct?.................................................   [ ]     [ ]
     (2)  fraud or the wrongful taking of property?.............................   [ ]     [ ]
     (3)  failure to supervise in connection with investment-related statutes,
          regulations, rules or industry standards of conduct?..................   [ ]     [ ]

K.   Within the past 10 years:
     (1)  have you made a compromise with creditors, filed a bankruptcy petition
          or been the subject of an involuntary bankruptcy petition?............   [ ]     [ ]
     (2)  based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy
          petition or been the subject of an involuntary bankruptcy petition?...   [ ]     [ ]
     (3)  based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment
          procedure initiated under the Securities Investor Protection Act?.....   [ ]     [ ]

L.   Has a bonding company ever denied, paid out on, or revoked a bond for
     you?.......................................................................   [ ]     [ ]

M.   Do you have any unsatisfied judgments or liens against you?................   [ ]     [ ]

SSI Investment Management Inc.                                                26
Issued 2/23/05
$$/BREAK/$$END

                                   DEFINITIONS

CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the "Wells" notice has been given; (c) NASD Regulation, Inc. investigations after the "Wells" notice has been given or after a person associated with a member, as defined in the NASD By-Laws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, "blue sheet" requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank or savings association).

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.

JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as "minor" pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as "minor" under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated "minor" for these purposes.

SSI Investment Management Inc.                                                27
Issued 2/23/05
$$/BREAK/$$END

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION ("SRO") means any national securities or commodities exchange, any national securities association (e.g., the NASD) or any registered clearing agency.

SSI Investment Management Inc.                                                28
Issued 2/23/05